EXHIBIT 23. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115672, 333-45249 and 333-45251), Form S-3 (No. 333-200913) and Form S-3D (No. 333-114730) of Getty Realty Corp. of our reports dated March 13, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 13, 2015